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                                   EXHIBIT 11
                            Midwest Bancshares, Inc.
             Statement Regarding Computation of Per Share Earnings
                       Three months ended March 31, 1997



Net earnings                                                    $247,121
                                                                ========
Primary earnings per share:
   Weighted average shares outstanding                           349,367

   Average option shares granted                                  38,675
   Less assumed purchase of shares
      using treasury method                                      (16,940)
                                                                --------
Common and common equivalent shares outstanding                  371,102
                                                                ========

Earnings per common share -- primary                               $0.67
                                                                ========


Fully-diluted earnings per share:
   Weighted average shares outstanding                           349,367

   Average option shares granted                                  38,675
   Less assumed purchase of shares
      using treasury method                                      (16,043)
                                                                --------
Common and common equivalent shares outstanding                  371,999
                                                                ========

Earnings per common share -- fully-diluted                         $0.66
                                                                ========